EXHIBIT 10.58

JACK HENRY & ASSOCIATES, INC.
2015 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

Date of Grant:                                __________________

Number of Shares                            __________________
Which Option Relates

Option Exercise Price per Share:                      $_________________
(Representing 100% of the Fair Market Value on the Date of
Grant)

This Award Agreement dated as of _____________, is made by and between Jack Henry & Associates, Inc., a Delaware corporation (the "Company"), and ____________ (the "Optionee").

RECITALS:

A.    Effective November 10, 2015, the Company's stockholders approved the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan (the "Plan") pursuant to which the Company may, from time to time, grant options to eligible Service Providers of the Company and its Affiliates to purchase shares of the Company’s common stock.

B.    The Optionee is an employee of the Company or one of its Affiliates and the Company desires to grant to the Optionee a nonqualified stock option to purchase shares of the Company’s common stock on the terms and conditions reflected in this Award Agreement, the Plan and as otherwise established by the Committee.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.    Incorporation of Plan. All provisions of this Award Agreement and the rights of the Optionee are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Award Agreement but not defined will have the meaning set forth in the Plan.

2.    Grant of Nonqualified Stock Option. As of the Date of Grant identified above, the Company grants the Optionee, subject to this Award Agreement and the Plan, the right, privilege and option (the "Option") to purchase, in one or more exercises, all or any part of that number of Shares of Stock identified above opposite the heading "Number of Shares to Which Option Relates", at the per Share price specified above opposite the heading "Option Exercise Price per Share".

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3.    Consideration to the Company. In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services as an employee of the Company. Nothing in this Award Agreement or in the Plan will confer upon the Optionee any right to continue as an employee of the Company or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Optionee employment with the Company at any time for any reason whatsoever, with or without cause.

4.    Exercisability/Vesting of Option. Except as may otherwise be permitted under the Plan, during the Optionee's lifetime, this Option may be exercised only by the Optionee. This Option, except as specifically provided elsewhere under the terms of the Plan, shall vest and become exercisable on the _____ (__) anniversary of the Date of Grant. Notwithstanding the above Option vesting schedule, this Option will become fully exercisable upon the Optionee's death or Disability provided the Option has not otherwise expired, been cancelled or terminated.

5.    Method of Exercise. Provided this Option has not expired, been terminated or cancelled in accordance with the terms of the Plan, the portion of this Option which is otherwise exercisable pursuant to Section 4 may be exercised in whole or in part, from time to time by delivery to the Chief Financial Officer of the Company or his or her designee a written notice which will:

(a)    set forth the number of Shares with respect to which the Option is to be exercised;

(b)    if the person exercising this Option is not the Optionee, be accompanied by satisfactory evidence of such person's right to exercise this Option; and

(c)    be accompanied by payment in full of the Option Exercise Price in the form of cash, or a certified bank check made payable to the order of the Company or any other means allowable under the Plan which the Company in its sole discretion determines will provide legal consideration for the Shares.

6.    Expiration of Option. Unless terminated earlier in accordance with the terms of this Award Agreement or the Plan, the Option granted herein will expire at 5:00 P.M., Central Time, on the 10th Anniversary of the Date of Grant (the "Expiration Date"). If the Expiration Date is a day on which the Company is not open for business, then the Option granted herein will expire, unless earlier terminated in accordance with the terms of this Award Agreement or the Plan, at 5:00 P.M., Central Time, on the first business day before such Expiration Date.

7.    Effect of Separation from Service. If the Optionee ceases to be an employee of the Company for any reason, including cessation by death or Disability, the effect of such termination of employment on all or any portion of this Option is as provided below. Notwithstanding anything below to the contrary, in no event may the Option be exercised after the Expiration Date.

(a)    If the Optionee's employment is terminated for Cause, the Option will immediately be forfeited as of the time of such removal.

(b)    If the Optionee ceases to be an employee of the Company due to the Optionee's resignation or termination of employment by the Company not for Cause and other than on account of death or Disability, the portion of this Option which was otherwise exercisable pursuant to Section 4 on the date of such termination of employment may be exercised by the Optionee at any time prior to 5:00 P.M., Central Time, on the 90th day following the effective

EXHIBIT 10.58

date of the Optionee's termination. If such 90th day is not a business day, then the Option will expire at 5:00 P.M., Central Time, on the first business day immediately following such 90th day.

(c)     If the Optionee ceases to be an employee of the Company due to death or Disability, the portion of this Option which was otherwise exercisable pursuant to Section 4 on the date of death or termination of employment due to disability may be exercised by the Optionee at any time prior to 5:00 P.M., Central Time, on the first anniversary following the date of death or termination of employment due to disability. If such first anniversary is not a business day, then the Option will expire at 5:00 P.M., Central Time, on the first business day immediately following such first anniversary.

8.    Notices. Any notice to be given under the terms of this Award Agreement to the Company will be addressed to the Company at Jack Henry & Associates, Inc., 663 Highway 60, P.O. Box 807, Monett, Missouri 65708, and any notice to be given to the Optionee will be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 8, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Optionee will, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 8. Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

9.    Nontransferability. Except as otherwise provided in this Award Agreement or in the Plan, the Option and the rights and privileges conferred hereby are not transferable except by will or pursuant to the laws of descent and distribution and will not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby (except by will or pursuant to the laws of descent and distribution), or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereby, this Option and the rights and privileges conferred hereby will immediately become null and void.

10.    Status of Optionee. The Optionee shall not be deemed a stockholder of the Company with respect to any of the Shares subject to this Option, except for those Shares that have been purchased and issued to him or her. The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and, if applicable, such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.

11.    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

12.    Amendment. This Award Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.

13.    Governing Law. The laws of the State of Delaware will govern the interpretation, validity and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws. Optionee is deemed to submit to the exclusive jurisdiction

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and venue of the federal or state courts of Missouri to resolve any and all issues that may arise out of or relate to this Award Agreement.

14.    Tax Withholding. The Company's obligations to issues Shares in connection with any Option exercise is subject to the Optionee's satisfaction of all applicable federal, state and local income and other tax (including Social Security and Medicare taxes) withholding requirements. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any such withholding requirements. Unless specifically denied by the Committee, Optionee may elect to satisfy tax withholding amounts by electing to either transfer to the Company Shares having a Fair Market Value on the withholding date equal to the amount elected to be withheld by the Optionee or having Shares withheld from the issuance upon an Option exercise. Any withholding obligations satisfied through the withholding of Shares shall be in accordance with any rules or established procedures for election by Optionee, the timing of any elections, the irrevocability of any elections, or any special rules relating to Optionee if Optionee is an officer or trustee of the Company within the meaning of Section 16 of the 1934 Act.

15.    Clawback Policy. The Options may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to its executives under certain circumstances. Optionee acknowledges that the Options may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with Dodd Frank or as set forth in this Award Agreement.

16.    Entire Agreement and Binding Effect. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. Except as expressly stated herein to the contrary, this Award Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

[Signature page follows]

EXHIBIT 10.58

This Award Agreement has been executed and delivered by the parties hereto.

The Company:                        The Optionee:

Jack Henry & Associates, Inc.

By:________________________________        _________________________________
Name: __________________________        _________________________________
Title: __________________________        Address of the Optionee:
____________________________
____________________________